Exhibit 31.1

Certification of Chief Executive Officer pursuant to Exchange Act Rule 13a-14(a) as adopted pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Lorrie T. Olivier, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Transmeridian Exploration Incorporated;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2008

/s/ Lorrie T. Olivier
Lorrie T. Olivier Chairman and Chief Executive Officer